EXHIBIT 3

Liftoff Mobile, Inc.

Lock-Up Agreement

February 5, 2026

Goldman Sachs & Co. LLC

Jefferies LLC

Morgan Stanley & Co. LLC

As representatives (the “Representatives”) of the several Underwriters named in Schedule I of the Underwriting Agreement

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o Jefferies LLC

520 Madison Avenue

New York, New York 10022

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Re: Liftoff Mobile, Inc. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Liftoff Mobile, Inc., a Delaware corporation (the “Company”), and the Selling Stockholders named in Schedule II to such agreement, providing for a public offering (the “Offering”) of the common stock, par value $0.0001 per share (the “Common Stock”), of the Company (the “Shares”) pursuant to a Registration Statement on Form S-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this agreement (the “Lock-Up Agreement”) and continuing to and including the date that is 180 days after the date set forth on the final prospectus used to sell the Shares (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock, of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Securities”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Securities even if the Undersigned’s Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Securities or with respect to any security that includes, relates to, or derives any significant part of its value from the Undersigned’s Securities.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions by any two Representatives, on behalf of the Underwriters, in connection with a transfer of shares of Common Stock, the Representatives will notify the Company of the impending release or waiver, provided, that the failure to provide such notice shall not give rise to any claim or liability against the Representatives or the Underwriters and (ii) if so notified, the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted hereunder by any two Representatives, on behalf of the Underwriters, to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

In the event of any release or waiver of the foregoing restrictions in respect of shares of Common Stock held by an affiliate of Blackstone Inc., an affiliate of General Atlantic (LFT), L.P. and/or Mark Ellis, Phil Crosby or Harry Robertson, the Representatives agree that shares of Common Stock held by the undersigned shall be immediately, fully and irrevocably released in the same manner and on the same terms from any remaining restrictions on a pro rata basis. The Representatives shall use commercially reasonable efforts to notify the undersigned within one business day of the occurrence of any such release or waiver.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Securities:

(i)	by will, other testamentary document or intestacy;
(ii)	as a bona fide gift or gifts, or for bona fide estate planning purposes, including without limitation to charitable organizations or educational institutions;
(iii)	to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust;
(iv)	to any immediate family member or other dependent of the undersigned;
(v)	as a distribution, transfer or disposition to limited partners, members, stockholders or other equity holders of the undersigned or its affiliates (including a fund managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company as the undersigned or who shares a common investment advisor with the undersigned);
(vi)	to the undersigned’s affiliates (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) or to any investment fund or other entity controlling, controlled by, managed by or under common control, or common investment management, with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership);

(vii)	to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (vi) above;
(viii)	by operation of law, including pursuant to an order of a court (including a final domestic order, divorce settlement, divorce decree or separation agreement or other order) or regulatory agency;
(ix)	to the Company from the undersigned upon death, disability or termination of employment, in each case, of the undersigned pursuant to any contractual arrangement that provides the Company with a right to purchase the Undersigned’s Securities;
(x)	in connection with transactions by any person other than the Company relating to Shares acquired in open market transactions after the completion of the Offering, provided that in the case of this clause (x) no public reports or filings (including filings under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) reporting a reduction in beneficial ownership of Common Stock shall be required or shall be voluntarily made during the Lock-Up Period or any extension thereof;
(xi)	to the Company pursuant to the “net” or “cashless” exercise at expiration of options, warrants or other rights to purchase shares of Common Stock of the Company granted pursuant to any employee equity incentive plan of the Company outstanding at or prior to the closing of the Offering and referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus (each, an “Incentive Plan”), provided that any shares of Common Stock received by the Undersigned in connection therewith shall be subject to the terms of this Lock-up Agreement;
(xii)	in respect of tax withholding payments (including estimated taxes) due upon the exercise at expiration of options or the vesting of any awards granted by the Company pursuant to any Incentive Plan of the Company (only to the extent the shares received upon such exercise or vesting are subject to the terms of this agreement), provided that any filings required to be made with the SEC or other publicity made regarding the same will indicate that such transactions relate to such tax withholding payments;
(xiii)	as any pledge, charge, hypothecation or other granting of a security interest in the Common Stock or as any security convertible into Common Stock to one or more banks, financial or other lending institutions (“Lenders”) as collateral or security for or in connection with any margin loan or other loans, advances or extensions of credit entered into by the undersigned or any of its direct or indirect subsidiaries and any transfers of such Common Stock or such other securities to the applicable Lender(s) or other third parties upon or following foreclosure upon or enforcement of such Common Stock or such securities in accordance with the terms of the documentation governing any margin loan or other loan, advance, or extension of credit (including, without limitation, pursuant to any agreement or arrangement existing as of the date hereof), provided that the undersigned or the Company, as the case may be, shall provide the Representatives prior written notice informing them of any public filing, report or announcement with respect to such pledge, hypothecation or other grant of a security interest;
(xiv)	in connection with the sale of the Undersigned’s Securities to be sold by the undersigned in the manner described in the final prospectus used to sell the Shares;
(xv)	pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the board of directors of the Company and made to all holders of the Company’s capital stock involving a Change of Control (as defined below) of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting securities of the Company (or the surviving entity)); provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the Undersigned’s Securities shall remain subject to the provisions of this Lock-Up Agreement; and/or

(xvi)	with the prior written consent of any two Representatives, on behalf of the Underwriters; provided that the Company or undersigned shall also provide prior written notice to the other Representatives;

provided that:

(1)	(a) in the case of each transfer or distribution pursuant to clauses (ii) through (viii) above, each donee, trustee, distributee or transferee, as the case may be, agrees to be bound in writing by the restrictions set forth herein (and, in the case of clause (viii), the undersigned shall use reasonable best efforts to cause the transferee to deliver to the Representatives a lock-up letter in the form of this Lock-Up Agreement); and (b) in the case of transfers pursuant to clauses (ii), (iii), (iv), (v) and (vii), any such transfer or distribution shall not involve a disposition for value, other than with respect to any such transfer or distribution for which the transferor or distributor receives (x) equity interests of such transferee or (y) such transferee’s interests in the transferor;
(2)	in the case of each transfer or distribution pursuant to clauses (ii) through (vii), if any public reports or filings (including filings under Section 16(a) of the Exchange Act) reporting a reduction in beneficial ownership of Common Stock shall be required or shall be voluntarily made during the Lock-Up Period or any extension thereof (a) the undersigned shall provide the Representatives prior written notice informing it of such report or filing and (b) such report or filing shall disclose that such donee, trustee, distributee or transferee, as the case may be, agrees to be bound in writing by the restrictions set forth herein; and
(3)	in the case of each transfer or distribution pursuant to clauses (viii) and (xii), if any public reports or filings (including filings under Section 16(a) of the Exchange Act) reporting a reduction in beneficial ownership of Common Stock shall be required or shall be voluntarily made during the Lock-Up Period or any extension thereof (a) the undersigned shall provide the Representatives prior written notice informing it of such report or filing and (b) such report or filing shall disclose that such transfer or distributions was made under the circumstances described in clause (viii) or (xii), as applicable.

Notwithstanding the foregoing, clauses (1)(a) and 2(b) above shall not apply with respect to any transfer of shares of Common Stock to charitable organization transferees or recipients (including any direct or indirect member or partner of the undersigned that receives such shares of Common Stock pursuant to a distribution in-kind to such member or partner and is subject to restrictions requiring such shares of Common Stock to be transferred only to charitable organizations pursuant to clause (ii) above) in an aggregate amount, together with any such transfers by the undersigned and the undersigned’s affiliates pursuant to any substantially similar lock-up agreement with the Representatives, not to exceed 1.0% of the outstanding shares of Common Stock. For the avoidance of doubt, any transfer of shares of Common Stock to a charitable organization transferee or recipient that has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer shall not count towards the percentage in the preceding sentence.

In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the Undersigned’s Securities to any wholly owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such shares of Common Stock subject to the provisions of this Lock-Up Agreement and there shall be no further transfer of such shares of Common Stock except in accordance with this Lock-Up Agreement.

The restrictions described in this Lock-Up Agreement shall not apply to the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act, provided that (i) no transfers occur under such plan during the Lock-Up Period and (ii) no public announcement, filing or report under the Exchange Act shall be voluntarily made by any person in connection therewith during the Lock-Up Period (other than general disclosure in Company periodic reports to the effect that Company directors and officers may enter into such trading plans from time to time) and, if any announcement, filing or report shall be legally required during the Lock-Up Period, such announcement, filing or report shall clearly indicate therein that none of the securities subject to such plan may be transferred, sold, or otherwise disposed of pursuant to such plan until after expiration of the Lock-Up Period.

For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

The restrictions described in this Lock-Up Agreement shall not apply to any reclassification or conversion of Shares, provided that, such Shares shall be subject to the provisions of this Lock-Up Agreement.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned. Any signature to this Lock-Up Agreement may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law.

The undersigned acknowledges and agrees that the Representatives and the other Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Offering and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representatives may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Offering, the Representatives and the other Underwriters are not making a recommendation to you to enter into this Lock-Up Agreement, and nothing set forth in such disclosures is intended to suggest that the Representatives or any Underwriter is making such a recommendation.

The undersigned understands that, if (i) the Underwriting Agreement (other than the provisions which survive termination under the terms thereof) shall terminate or be terminated prior to payment for the delivery of the Shares to be sold thereunder, (ii) the Registration Statement is withdrawn by the Company, (iii) the Company notifies the Representatives (or the Representatives notify the Company) in writing that it does not intend to proceed with the Offering, or (iv) the Underwriting Agreement is not executed by June 30, 2026, the undersigned shall be released from all obligations under this Lock-Up Agreement and this Lock-Up Agreement shall be of no further effect.

This Lock-Up Agreement and any claim, controversy or dispute arising under or related to this Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York.

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The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours,

General Atlantic (LFT), L.P.

By:	General Atlantic (SPV) GP, LLC, its general partner

/s/ D. Gordon Cruess
	Name:	D. Gordon Cruess
	Title:	Managing Director